Form N-SAR, Sub-Item 77Q1(e)
Copies of any new or amended
investment advisory contract

Nuveen New York Municipal
Value Fund, Inc.
33-15879
811-5238

We hereby incorporate by reference
the form
of the new Investment Management
Agreement
filed in Proxy materials in the
SEC filing on June 20, 2005,
under Conformed Submission
Type DEF 14A, accession
number 0000950137-05-007560.